Exhibit 4.5

                                 MOVIEFONE, INC.
                             1994 STOCK OPTION PLAN

1.       Purpose; Types of Options; Construction.

                  The purpose of the MovieFone, Inc. 1994 Stock Option Plan (the "Plan") is to enable MovieFone, Inc. (the "Company") to attract and retain the services of professional and managerial employees and other persons (including non-employee directors) rendering services to the Company considered essential to the long term success of the Company by providing long-term incentives. The Plan provides the authority to grant stock options (including "incentive stock options" and "nonqualified stock options") to professional and managerial employees of and other persons rendering services to the Company and any Subsidiary. An additional purpose of the Plan is-to build a proprietary interest among the Company's Non-Employee Directors and thereby secure for the Company's stockholders the benefits associated with common stock ownership by those who will oversee the Company's future growth and success. From and after the consummation of the Initial Public Offering (this and other initially capitalized terms used herein have the meanings given in Section 2 hereof) the Plan is intended to satisfy the requirements of Rule 16b-3 promulgated under
Section 16 of the Exchange Act and shall be interpreted in a manner consistent with the requirements thereof.

2.       Definitions.

                  For purposes of the Plan, the following terms shall be defined as set forth below:

(a) "Beneficiary" means the person, persons, trust or trusts which have been designated by an Optionee in his or her most recent written beneficiary designation filed with the Company to receive any Option(s) or any shares of Stock payable pursuant thereto to which such Optionee would then be entitled under the Plan upon his or her death, or, if there is no designated Beneficiary or surviving designated Beneficiary, then the person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such Option(s) or shares.

(b) "Board" means the board of directors of the Company.

(c) "Cause" means, unless otherwise defined in the particular option Agreement evidencing the grant of an Option (i) the willful failure or refusal by the Optionee to substantially perform his duties or responsibilities which continues after being brought to the attention of the Optionee (other than any such failure resulting from the Optionee's incapacity due to Disability), (ii) the willful engaging by the Optionee in misconduct which is materially injurious to the Company or a Subsidiary, monetarily or otherwise, or the Optionee's commission of any fraud, misappropriation, embezzlement or similar act, which is brought to the attention of the Optionee in writing not more than thirty (30) days from the date of its discovery by the Company, a Subsidiary or the Board.

(d) "Change of Control" means a change in control of the Company which will be deemed to have occurred if:

(i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than (1) the Company, (2) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (3) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Stock, or (4) Dr. Henry Jarecki, Andrew Jarecki or any person affiliated with either of them, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company's then outstanding voting securities;

(ii) during any period of two consecutive years following the Initial Public Offering, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this Section 2(f)) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or parent entity) 50% or more of the combined voting power of the voting securities of the Company or such surviving or parent entity outstanding immediately after such merger or consolidation or (B) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no "person" (as hereinabove defined) acquired 50% or more of the combined voting power of the Company's then outstanding securities; or

(iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

(e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

(f) "Committee" means the committee established by the Board to administer the Plan, the composition of which shall at all times satisfy the provisions of Rule 16b-3.

(g) "Company" means MovieFone, Inc., a corporation organized under the laws of the State of Delaware, or any successor corporation.

(h)  "Disability"  means,  unless  otherwise  defined in the  particular  Option
Agreement evidencing a grant of an option, an Optionee's inability, due to illness or injury, to engage in any gainful occupation for which the individual is suited by education, training or experience, which condition continues for at least six (6) months.

(i) "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(j) "Fair Market Value" means, with respect to Stock, the fair market value of such Stock as determined by the Committee in its sole discretion; provided, however, that (A) if the Stock is admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Stock on such exchange on such date or on the last date preceding such date on which a sale was reported, (B) if the Stock is admitted to quotation on the Nasdaq National Market or other comparable quotation system, Fair Market Value on any date shall be the last sale price reported for the Stock on such system on such date or on the last day preceding such date on which a sale was reported, or (C) if the Stock is admitted to quotation on the Nasdaq Stock Market (as opposed to the National Market), Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Stock on such system on such date.

(k) "Initial Public Offering" shall mean the initial public offering of shares of Stock as contemplated by, and anticipated to occur pursuant to, the Registration Statement on Form S-1 initially filed by the Company with the Securities and Exchange Commission on March __, 1994, as such Registration Statement may be amended from time to time.

(l) "ISO" means any option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(m) "Non-Employee Director" means a member of the Board who is not an employee of the Company or a Subsidiary.

(n) "NQSO" means any Option that is designated as a nonqualified stock option.

(o) "Option" means a right, granted to an Optionee under Section 6, to purchase shares of Stock. An Option may be either an ISO or an NQSO, provided that ISO's may not be granted to independent contractors.

(p)  "Option  Agreement"  means  any  written  agreement,   contract,  or  other
instrument or document evidencing the granting of an option under the Plan.

(q) "Optionee" means a person who has been granted an Option under the Plan.

(r) "Plan" means this MovieFone, Inc. 1994 Stock Option Plan, as amended from time to time.

(s) "Rule 16b-311" means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(t) "Stock" means shares of the class A common stock, par value $.01 per share, of the Company.

(u) "Subsidiary" means (a) any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined equity ownership or voting power which is held by the Company and/or one or-more Subsidiaries of all classes of stock in one of the other corporations in the chain and (b) The Teleticketing Company, L.P. [, provided that ISO's may not be granted to employees, or other persons rendering services to, entities which are Subsidiaries of the Company pursuant to clause (a) of this definition].

(v) "Ten Percent Stockholder" means an Optionee who, at the time an ISO is granted, owns capital stock of the Company possessing more than ten percent (10% of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary.

3.       Administration.

                  The Plan shall be administered by the Committee. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Options; to determine the persons to whom and the time or times at which Options shall be granted; to determine the type and number of Options to be granted, the number of shares of Stock to which an Option may relate and the terms and conditions, and any restrictions, procedures for exercise and/or performance criteria, relating to any Option; and to determine whether, to what extent, and under what circumstances an Option may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the terms and conditions of, and the criteria and performance objectives (if any) included in,  Options in  recognition  of unusual or  non-recurring  events affecting the Company or any Subsidiary or the financial statements of the Company or any Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles; to construe-and interpret the Plan and any Option Agreement; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Option Agreements (which need not be identical for each Optionee) and any adjustments thereto; to correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Option Agreement; and to make all other determinations deemed necessary or advisable for the administration of the Plan.

                  The Committee may make such rules and regulations for the conduct of its business as it shall deem advisable, and shall keep minutes of its meetings. All determinations of the Committee shall be made by a majority of its members either present in person or participating by conference telephone at a meeting or by written consent. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under the Plan. All decisions, determinations and interpretations of the Committee shall be final and binding on all persons, including the Company, any Subsidiary, Optionee (or any person claiming any rights under the Plan from or through any Optionee) and stockholder.

                  No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to the Plan or any Option granted hereunder.

4.       Eligibility.

                  Options may be granted to officers, employee s, and directors (whether or not also employees) of the Company and its present or future Subsidiaries or other persons rendering services to the Company or such Subsidiaries, in each case in the discretion of Committee. In determining the persons to whom Options shall be granted, the Committee shall take into account such factors as the Committee shall deem relevant in connection with accomplishing the purposes of the Plan.

5.       Stock Subject to the Plan.

                  The maximum number of shares of Stock reserved for the grant of options under the Plan shall be 900,000, subject to adjustment as provided herein. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares of Stock subject to an Option are forfeited, cancelled, exchanged or surrendered or if an Option otherwise terminates or expires without a distribution of shares of Stock to the Optionee, the shares of Stock with respect to such Option shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Options under the Plan.

                  In the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, stock, securities or other property), reclassification, recapitalization, stock split, reverse split, reorganization, merger, consolidation, spin-off combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock in such a way that, in the opinion of the Committee, an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Optionees under the Plan, then the Committee shall make such equitable change or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property which may thereafter be issued in connection with Options, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Options, and (iii) the exercise price relating to any Option; provided that, with respect to ISOs, such adjustment shall be made in accordance with Section 424(h) of the Code.

6.       Specific Terms of Options.

(a) Number and Type of Option. The option Agreement shall state the number of shares of Stock to which an Option relates and designate the option as an ISO or an NQSO. (b) Exercise Price; Method of-Payment. The exercise price per share-of Stock purchasable under an option shall be determined by the Committee; provided that, in the case of an ISO, such exercise price shall be not less than 100% of the Fair Market Value of the Stock covered by such Option on the date of grant of such Option (110% of the Fair Market Value in the case of a grant to a Ten-Percent Holder), and in no event shall the exercise price for the purchase of shares of Stock be less than the par value of such shares. The exercise price for Stock subject to an Option may be paid in cash or by check, by the tender by the Optionee to the Company of outstanding shares of Stock, or, subject to
Section 8 of the Plan, by the delivery to the Company of a promissory note, or a combination of any of the foregoing, in an amount having a combined value equal to such exercise price. The value of any Stock tendered pursuant to the preceding sentence shall be the Fair Market Value of such Stock as of the date preceding the exercise.

(c) Term and Exercisability of Options. Options granted hereunder shall be for such term as the Committee shall determine, provided that (i) no ISO shall be exercisable after the expiration of ten (10) years from the date it is granted (five (5) years in the case of an ISO granted to a Ten-Percent Stockholder) and
(ii) no NQSO shall be exercisable after the expiration of fifteen (15) years from the date it is granted. The Committee may, subsequent to the granting of any Option, extend the term thereof but in no event shall the term as so extended exceed the maximum term provided for in the preceding sentence. Options shall become exercisable, with respect to all or any portion of the shares of Stock covered thereby, at such times and upon such conditions as the Committee may determine, as reflected in the Option Agreement; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option may be exercised to the extent of any or all shares of Stock as to which the Option has become exercisable by giving written notice of such exercise to the Committee or its designated agent.

(d) Termination of Employment, etc. Unless otherwise set forth in the Option Agreement, in the event that an Optionee ceases to be employed by or, in the case of a non-employee, ceases to perform the services in respect of which the option was granted for, the Company or any Subsidiary (in each case, a "termination of employment"), any outstanding Options held by such Optionee shall terminate as follows:

(i) if the Optionee's termination of employment is due to his death or Disability, the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of one (1) year following such termination of employment, and shall thereafter terminate;

(ii) if the Optionee's termination of employment is by the Company or a Subsidiary for Cause, the Option shall terminate on the date of the Optionee's termination of employment; and

(iii) if the Optionee's termination of employment is for any other reason (including an Optionee's ceasing to be employed by a Subsidiary as a result of the sale of such Subsidiary or an interest in such Subsidiary), the Option (to the extent exercisable at the time of the Optionee's termination of employment) shall be exercisable for a period of ninety (90) days following such termination of employment, and shall thereafter terminate.

                  Notwithstanding the foregoing, in the case of an NQSO, the Committee may provide, either at the time an Option is granted or thereafter, that the Option may be exercised after the periods provided for in this Section 6(d), but in no event beyond the term of the Option.

(e) Other Provisions. Options may be subject to such other conditions including, but not limited to, restrictions on transferability of the shares acquired upon exercise of such Options, as the Committee may prescribe in its discretion.

7. Change of Control Provisions. Unless otherwise set forth in the Option Agreement, in the event of a Change of Control, all Options which were not previously exercisable and vested shall become fully exercisable and vested and any performance conditions imposed with respect to options shall be deemed to be fully achieved.

8. Loan Provisions. Subject to the provisions of the Plan and all applicable federal and state laws, rules and regulations, the Committee shall have the authority to make loans to Optionees (on such terms and conditions as the Committee shall determine) to enable such Optionees to purchase shares of Stock in connection with the exercise of Options granted under the Plan. Such loans shall be evidenced by a promissory note or other agreement, signed by the borrower, which shall contain provisions for repayment and such other terms and conditions as the Committee shall determine.

9. Non-Employee Director Options. Notwithstanding any of the other provisions of the Plan to the contrary, the provisions of this Section 9 shall apply to and govern grants of Options to Non-Employee Directors. Except as set forth in this
Section 9, the other provisions of the Plan shall apply to grants of Options to Non-Employees Directors to the extent not inconsistent with this Section.

(a) General. Non-Employee Directors shall receive NQSO's in accordance with this
Section 9 and ISO's may not be granted under this Plan. The purchase price per share of Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of such share on the date of grant. No option Agreement with any Non-Employee Director may alter the provisions of this Section 9 and no Option granted to a Non-Employee Director may be subject to a discretionary acceleration of exercisability or vesting.

(b)  Initial  Grant.  Upon  the  Closing  the  Initial  Public  Offering,   each
Non-Employee Director as of such date shall be granted automatically, without action by the Committee, an Option to purchase 9,000 shares of Stock.

(c) Grants to New Non-Employees Directors. Each Non-Employee Director who, after the Initial Public Offering, is elected to the Board for the first time by the stockholders of the Company at any special or annual meeting of stockholders, will, at the time such director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase 9,000 shares of Stock.

(d) Voting. Each Option granted to a Non-Employee Director shall be exercisable as to 33-1/3 percent of the shares of Stock covered by the Option on each of the first three anniversaries of the date of grant, provided, however, that each Option shall be immediately exercisable in full upon a Change in Control. To the extent not exercised, installments shall accumulate and be exercisable, in whole or in part, at any time after becoming exercisable, but not later than the date the Option expires. Section 6(d) and 7 hereof shall not apply to Options granted to Non-Employee Directors.

(e) Duration. Subject to the immediately following sentence, each Option granted to a Non-Employee Director shall be for a term of 10 years and 1 day. Upon the cessation of a Non-Employee Director's membership, on the Board for any reason, Options granted to such Non-Employee Director shall expire upon the earlier of
(i) three (3) years from the date of such cessation of Board membership or (ii) expiration of the term of the option. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section 9(e).

10.      General Provisions.

(a) Compliance with Local and Exchange Requirements. The Plan, the granting and exercising of Options thereunder, and the other obligations of the Company under the Plan and any Option Agreement, promissory note or other agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Option until completion of any stock exchange listing or registration or qualification of such Stock or other required action under any state, federal or foreign law, rule or regulation as the Company may consider appropriate, and may require any Optionee to make such repesentations and agreements and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock.

(b) Nontransferability. Options shall not be transferable by an Optionee except by will or the laws of descent and distribution or, if then permitted under Rule 16b-3, pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder, and shall be exercisable during the lifetime of a Optionee only by such Optionee or his guardian or legal representative.

(c) No Right to Continued Employment, etc. Nothing in the Plan or in any Option granted or any Option Agreement, promissory note or other agreement entered into pursuant hereto shall confer upon any Optionee the right to continue in the employ of the Company or any Subsidiary or to be entitled to any remuneration or benefits not set forth in the Plan or such Option Agreement, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary to terminate such Optionee's employment.

(d) Agreement by Optionee Regarding Withholding Taxes. The company shall have the right to deduct from any payment of cash to any Optionee an amount equal to the federal, state and local income taxes and other amounts required by law to be withheld with respect to any Option. Notwithstanding anything to the contrary contained herein, if an Optionee is entitled to receive stock upon exercise of an Option, the Company shall have the right to require such Optionee, prior to the delivery of such Stock, to pay to the Company the amount of any of federal, state or local income taxes and other amounts which the Company is required by law to withhold. The Agreement evidencing any ISO granted under this Plan, shall provide that if the Optionee makes a disposition, within the meaning of Section 424(c) of the Code and regulations promulgated thereunder, of any Stock issued to such Optionee pursuant to such Optionee's exercise of the ISO, and such disposition occurs within the two-year period commencing on the day after the date of grant of such Option or within the one-year period commencing on the day after the date of transfer of Stock to the Optionee pursuant to the exercise of such Option, such Optionee shall, within ten (10) days of such disposition, notify the Company thereof and thereafter immediately deliver to the Company any amount of federal, state or local income taxes and other amounts which the Company informs the Optionee the Company is required to withheld.

(e) Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan in whole or in part; provided that, no amendment which requires stockholder approval in order for the Plan to Continue to comply with Rule 16b-3, or any stock exchange rule, shall be effective unless the same shall be approved by the requisite vote of the stockholders of the Company entitled to vote thereon. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any Optionee under any Option granted prior to such amendment without such Optionee's consent. Unless terminated sooner by the Board, the Plan shall terminate on the day preceding the tenth anniversary of its Effective Date (as defined below), except with respect to Options outstanding on such date, and no Options may be granted thereafter.

(f) No Rights to Options, No Stockholder Rights. No Optionee shall have any claim to be granted any Option under the Plan, and there is no obligation for uniformity of treatment of Optionees. Except as provided specifically herein, an Optionee or a holder of an Option shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of a stock certificate to him for such shares.

(g) Unfunded Status of Options. The Plan is intended to constitute an "unfunded" plan for incentive compensation. With respect to any Options not yet exercised by an Optionee pursuant to an Option, nothing contained in the Plan or any Option shall give any such Optionee any rights that are greater than those of a general creditor of the Company.

(h) No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Option. The Committee shall determine whether cash or other property shall be paid or issued in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(i) Beneficiary. An Optionee may file with the Committee a written designation of a Beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated Beneficiary survives the Optionee, the executor or administrator to the Optionee's estate shall be deemed to be the Optionee's Beneficiary.

(j) GOVERNING LAW. THE PLAN AND ALL DETERMINATIONS MADE AND ACTIONS TAKEN PURSUANT HERETO SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF.

(k) Effective Date; Plan Termination. The Plan shall take effect on May 20, 1994 (the "Effective Date"), but the Plan (and any grants of options made prior to the stockholder approval mentioned herein), shall be subject to the approval of the holder(s) of a majority of the issued and outstanding shares of voting securities of the Company entitled to vote, which approval must occur within twelve months of the Effective Date. In the absence of such approval, any Options granted under the Plan shall be null and void. Notwithstanding the foregoing, the effectiveness of the Plan and the validity of any Option granted hereunder is conditioned upon the consummation of the Initial Public Offering, and shall be of no force or effect if the Initial Public offering is not consummated.

                                TABLE OF CONTENTS
                                 MOVIEFONE, INC.
                             1994 STOCK OPTION PLAN

Section                                                                    Page


1.       Purpose; Types of Options; Construction............................2

2.       Definitions........................................................2

3.       Administration.....................................................5

4.       Eligibility........................................................6

5.       Stock Subject to the Plan..........................................6

6.       Specific Terms of Options..........................................6

7.       Change of Control Provisions.......................................8

8.       Loan Provisions....................................................8

9.       Non-Employee Director Options......................................8

10.      General Provisions.................................................9

                           AMENDMENT NUMBER ONE TO
                   THE MOVIEFONE, INC. 1994 STOCK OPTION PLAN

1. Amendment of Plan. Effective as of October 12,1995 (but subject to the provisions of Section 2 hereof), the Board of Directors of MovieFone, Inc., pursuant to the authority reserved in Section 10(e) of the MovieFone, Inc. 1994 Stock Option Plan (the "Plan"), hereby amends Section 9 of the Plan in its entirety to read as follows:

                  "9. Non-Employee Director Options. Notwithstanding any other provision of the Plan to the contrary, the provisions of this Section 9 shall apply to and govern grants of Options to Non-Employee Directors. Except as set forth in this Section 9, the other provisions of the Plan shall apply to grants of Options to Non-Employees Directors to the extent not inconsistent with this Section. The provisions of this
         Section 9 shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement
         Income Security Act of 1974, as amended, or the rules promulgated thereunder.

(a) General. Non-Employee Directors shall receive NQSO's it accordance with this Section 9. The purchase price per share of Stock purchasable under Options granted to Non-Employee Directors shall be the Fair Market Value of such share on the date of grant. No Option Agreement with any Non-Employee Director may alter the provision of this Section 9 and no Option granted to a Non-Employee Director may be subject to a discretionary acceleration of exercisability or vesting.

(b) Initial Grant. As of October 12, 1995, each person who is then a Non-Employee Director (an "Initial Director") shall be granted automatically, without action by the Committee, an Option to purchase 2,000 shares of Stock.

(c) Grants to New Non-Employees Directors. Each person who, after October 12, 1995, becomes a Non-Employee Director for the first time (a "Subsequent Director"), shall, at the time such director is elected and duly qualified, be granted automatically, without action by the Committee, an Option to purchase 2,000 shares of Stock.

(d) Annual Grants to Continuing Directors. On the date of each annual meeting of stockholders of the Company, commencing with the 1996 annual meeting of stockholders, each continuing Initial Director shall be granted automatically, without action by the Committee, an Option to purchase 2,000 shares of Stock. On the date of each annual meeting of stockholders of the Company subsequent to a Subsequent Director's becoming a Non-Employee Director, each continuing Subsequent Director shall be granted automatically, without action by the Committee, an option to purchase 2,000 shares of Stock, unless such Non-Employee Director received a grant pursuant to paragraph (c) above by reason of being elected a Non-Employee Director at such annual meeting.

(e) Vesting. Each Option granted to a Non-Employee Director shall first vest and become exercisable as to all of the shares of Stock covered by the Option on the first anniversary of the date of grant thereof if such Non-Employee Director shall have continually served as such from such date of grant through and including such first anniversary date; provided, however, that each Option shall become immediately vested and exercisable in full upon (i) a Change in Control, or (ii) the death of the Non-Employee Director. Section 6(d) and 7 hereof shall not apply to Options granted to Non-Employee Directors.

(f) Duration. Subject to the immediately following sentence, each Option granted to a Non-Employee Director shall remain outstanding for a term of 10 years from the date of grant. Upon the cessation of a Non-Employee Director's membership on the Board for any reason, Options granted to such Non-Employee Director shall expire upon the earlier of
         (i) three (3) years from the date of such cessation of Board membership or (ii) expiration of the term of the Option. The Committee may not provide for an extended exercise period beyond the periods set forth in this Section 9(f)."

         2. Effectiveness of Plan. This Amendment Number One to the Plan and the grants of stock options authorized hereunder is subject to approval by the stockholders of the Company at the 1996 annual meeting of stockholders of the Company. In the event that stockholder approval is not obtained, this Amendment Number One to the Plan shall be of no force or effect and the Plan shall remain in effect, without regard to this Amendment Number One, retroactive to October 12, 1995, as if this Amendment Number One was not made.

         3. Prior Grants. This Amendment Number One to the Plan shall have no effect on any stock option heretofore granted under Section 9 of the Plan, which options shall remain outstanding in accordance with their terms.

                             AMENDMENT NUMBER TWO TO
                   THE MOVEEFONE, INC. 1994 STOCK OPTION PLAN

                  1. Amendment of Plan. Effective as of April 18, 1997 (but subject to the provisions of Section 2 hereof), the Board of Directors of MovieFone, Inc., pursuant to the authority reserved in Section 10(e) of the MovieFone, Inc. 1994 Stock Option Plan, as amended (the "Plan"), hereby amends the first sentence of Section 5 of the Plan in its entirety to read as follows:

                    "5. Stock Subject to the Plan. The maximum number of shares of Stock reserved for the grant of Options under the Plan shall be 1,400,000, subject to adjustment as provided herein."

                  2. Effectiveness. This Amendment Number Two to the Plan is subject to approval by the stockholders of MovieFone, Inc. at the 1997 annual meeting of stockholders. In the event that stockholder approval is not obtained, this Amendment Number Two to the Plan shall be of no force or effect and the Plan shall remain in effect, without regard to this Amendment Number Two, as if this Amendment Number Two was not made.